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Exhibit 10.2


                          PROMISSORY NOTE WITH RECOURSE
                          -----------------------------

$100,000.00                                                  Date: March 1, 2000

         FOR VALUE RECEIVED AND INTENDING TO BE LEGALLY BOUND HEREBY, STRATEGIC SOLUTIONS GROUP, INC. (hereinafter referred to as "Maker"), hereby promises to pay to the order of SUPERMEX TRADING COMPANY, LTD. (hereinafter referred to as "Payee"), the principal sum of ONE HUNDRED THOUSAND ($100,000.00) DOLLARS payable in accordance with the following until paid in full.

1.       The Loan
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         (1.1)    Principal.        The principal amount due hereunder shall be
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the face amount hereof.

         (1.2)    Interest.         Provided Maker is not in default of its
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obligations hereunder, the principal shall bear no annual interest.

         (1.3) Payment of Principal.  A fixed payment of principal in the amount
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of Ten Thousand ($10,000.00) Dollars shall be payable to the Payee at such place to be designated  commencing on March 30, 2000,  and thereafter on the thirtieth
(30th) day of each month until paid in full. The unpaid principal may be prepaid in whole or in part at any time at the option of Maker, without penalty.

2.       Security.  Pursuant to the terms of that certain Security Agreement,
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dated October 22, 1997, as amended by that certain Settlement Agreement with
Releases dated as of March 1, 2000, for which Maker and Payee are parties, Maker's obligations hereunder are secured by 641,045 shares of stock of Digital Chainsaw, Inc. now owned and issued in the name of Maker, which shares of stock will be held by Ernest D. Palmarella, Esquire as escrow agent to insure Maker's performance of its obligations hereunder. The shares of stock shall contain a notation evidencing Payee's security interest.

3.       Events of Default.  The occurrence of any one or more of the following
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shall constitute an "Event of Default" hereunder.

         (3.1) The failure to pay any amount payable or any liability arising under this Note after a period of thirty (30) business days when due, without the requirement of notice from Payee (hereinafter referred to as the "Liabilities").
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         (3.2) The appointment of a receiver, liquidator, assignee, custodian, trustee or similar official for any substantial part of Maker's property; the ordering of the winding-up or liquidation of Maker's affairs.

         (3.3) The commencement by Maker of a voluntary case under the federal bankruptcy laws or any other applicable federal or state bankruptcy, insolvency or other similar law; the consent by Maker to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, or other similar official for any substantial part of Maker's property; the creation by Maker of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as they become due.

4.       Payee's Right Upon Default.   Upon the occurrence of an Event of
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Default:

         (4.1) The entire unpaid principal balance of the Note, together with all other Liabilities due or owed by the Maker under this Note shall without additional notice to or demand on the Maker, become due and payable immediately with interest at the rate of 7.5% per annum from March 1, 2000 to the date of payment.

         (4.2) The Payee may exercise any rights and remedies available to Payee under applicable law.

5.        Cumulative Remedies.  The remedies of the Payee provided in this Note
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or otherwise available to the Payee at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively, and together at the sole discretion of the Payee, and may be exercised as often as occasion therefor shall occur. The failure to exercise any right or remedy shall in no event be construed as a waiver or release of the right or remedy.

6.        Waiver of Presentment.  Maker waives presentment for payment, demand,
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notice of nonpayment, notice of protest, and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, except such notices as are specifically provided for herein and agrees that its liability shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by an indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee.

         Payee shall not by an act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by Payee, and then only to the extent specifically set forth therein; a waiver on one event shall not be construed as a bar to or waiver of such right or remedy on a subsequent event.
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7.        Assignment. This Note and the obligation and the benefits set forth
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herein shall not be assignable by either party without the written consent of the other party except by merger or consolidation of either party or other transactions which will have the effect of an assignment by operation of law. In all events, Maker acknowledges that this Note is with recourse.

8.       Miscellaneous.
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         (8.1) This Note shall be governed by and interpreted in accordance with the laws of the State of Delaware for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of Wilmington or the state courts of the State of Delaware sitting in the City of Wilmington in connection with any dispute arising under this Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

         (8.2) If any provision of this Note shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Note or the validity or enforceability of this Note in any other jurisdiction.

         (8.3) Subject to the requirements of Section 7 hereof, this Note shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

         (8.4) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

         (8.5) The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

IN WITNESS WHEREOF, the Maker has duly executed this Note effective the 1st day of March, 2000.

ATTEST:                           STRATEGIC SOLUTIONS GROUP, INC.


By:   /s/ Ernest Wagner           By:   /s/ John J. Cadigan
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Ernest Wagner, President                John J. Cadigan, Chief Executive Officer